UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2012

NuPathe Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34836	20-2218246
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

227 Washington Street Suite 200 Conshohocken, Pennsylvania	19428
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 567-0130

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

A copy of the NuPathe Inc. Corporate Presentation dated October 9, 2012 is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 7.01.

Item 8.01    Other Events.

As previously reported, on September 25, 2012, NuPathe Inc. (the “Company”) entered into a Securities Purchase Agreement with certain qualified institutional purchasers and individual investors (the “Investors”) pursuant to which the Company agreed to sell to the Investors units of the Company’s securities for an aggregate purchase price of $28 million (the “Proposed Financing”).  The closing of the Proposed Financing is subject to certain specified closing conditions.  In connection with the Proposed Financing, the Company is undertaking certain cost containment measures in order to focus its expenditures on gaining FDA approval of NP101, securing commercial partners and select pre-launch activities.  The cost containment measures include, among others:

•                  A 50% reduction in workforce;

•                  Reducing expenditures relating to commercialization activities for NP101 and the earlier stage product candidates;

•                  Delaying the filing of an Investigational New Drug application for NP202, the Company’s product candidate for the long-term treatment of schizophrenia and bipolar disorder, until a co-development partner is obtained; and

•                  The previously reported restructuring of the Company’s outstanding debt under its term loan facility.

The Company believes that the proceeds to be received upon the closing of the Proposed Financing, together with the foregoing cost containment measures, will provide sufficient capital to fund operations into the fourth quarter of 2013.

Cautionary Note About Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained in this report that are not historical facts are hereby identified as forward-looking statements for this purpose and include statements relating to:

•                  the terms, completion and effect of the Proposed Financing;

•                  the scope and effect of the enacted and planned cost containment measures;

•                  the sufficiency of the proceeds to be received upon the closing of the Proposed Financing, together with enacted and planned cost containment measures, to provide sufficient capital to fund operations into the fourth quarter of 2013; and

•                  the Company’s objectives relating to FDA approval of NP101, securing commercial partners and conducting select pre-launch activities.

These forward-looking statements are based upon the Company’s current expectations, plans and beliefs and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially and adversely from those expressed or implied by such statements including, among others:

•                  the ability of the Company to satisfy the closing conditions and complete the Proposed Financing;

•                  the ability of the Company to continue operations until the closing of the Proposed Financing;

•                  FDA approval of NP101 and the timing thereof;

•                  the extent to which the FDA may request or require additional information, studies or redesign of NP101 and the costs relating thereto;

•                  the ability of the Company to obtain commercial and development partners for NP101 and its other product candidates;

•                  and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, under the caption “Risk factors” and elsewhere in such report.

As a result, you should not place undue reliance on forward-looking statements. Additionally, the forward-looking statements contained in this report represent our views as of the date of this report. While we may update certain forward-looking statements from time to time, we specifically disclaim any obligation to do so, whether as a result of new information, future developments or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in the periodic and current reports that we file with the SEC. Our SEC filings are available free of charge through the “Investor Relations - SEC filings” page of our website (www.nupathe.com). This reference to our website address is intended to be an inactive textual reference only; the content of our website is not part of this report.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit

99.1	NuPathe Inc. Corporate Presentation dated October 9, 2012

*              *              *              *              *

The information contained in Item 7.01, Item 9.01 and Exhibit 99.1 of this Form 8-K are being “furnished” to the Securities and Exchange Commission.  Neither the information contained in Item 7.01, nor Item 9.01, nor Exhibit 99.1 shall be incorporated by reference into any filings of NuPathe Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934 (regardless of any general incorporation language in such filing) unless expressly incorporated into such filing by specific reference to the “furnished” information contained herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUPATHE INC.

By:	/s/ Keith A. Goldan
Keith A. Goldan
Chief Financial Officer

Dated: October 9, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	NuPathe Inc. Corporate Presentation October 9, 2012